As filed with the Securities and Exchange Commission
                                      on November 16, 1995

                                                            Registration No. 33-



                               SECURITIES AND EXCHANGE COMMISSION
                                     WASHINGTON, D.C.  20549



                                            FORM S-8

                                     REGISTRATION STATEMENT
                                              UNDER
                                   THE SECURITIES ACT OF 1933




                                        TOYS "R" US, INC.
                    (Exact name of registrant as specified in its charter)


            Delaware                                             13-5159250
 (State or other jurisdiction                                (I.R.S. Employer
 incorporation or organization)                              Identification No.)

    461 From Road, Paramus, New Jersey                            07652
 (Address of Principal Executive Offices)                        (Zip Code)


                                        TOYS "R" US, INC.
                        1994 STOCK OPTION AND PERFORMANCE INCENTIVE PLAN
                                 1995 EMPLOYEE STOCK OPTION PLAN
                                    (Full Title of the Plans)

                                         Louis Lipschitz
                   Senior Vice President - Finance and Chief Financial Officer
                                        TOYS "R" US, INC.
                                          461 From Road
                                    Paramus, New Jersey 07652
                                         (202) 262-7800
                    (Name, Address and Telephone Number of Agent for Service)

                                            Copy to:
                                        Andre Weiss, Esq.
                                      Schulte Roth & Zabel
                                        900 Third Avenue
                                    New York, New York 10022



                                   CALCULATION OF REGISTRATION FEE

                                 Proposed          Proposed
Title of                          Maximum           Maximum         Amount of
Securities to   Amount to be   Offering Price      Aggregate      Registration
be Registered    Registered     Per Share (1)  Offering Price (1)      Fee
-------------   ------------   --------------  ------------------ ------------
Common Stock,    30,000,000       $24.25        $727,414,369.86    $145,483.00
par value        shares (2)
$.10 per share

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h)(1) under the Securities Act of 1933, as amended (the "Securities Act"), based on (1) the average of the exercise prices ($261,003,558.96) at which all 9,776,225 options outstanding under the Plans may be exercised, plus (2) the average of the high and low prices of the Common Stock, as reported on the New York Stock Exchange on November 15, 1995 ($23.0625), multiplied by the 20,223,775 shares that remain available for grant under the Plans.

(2) Of this total, 15,000,000 shares are the shares authorized for issuance under the Toys "R" Us, Inc. 1994 Stock Option and Performance Incentive Plan (the "1994 Plan") and 15,000,000 shares are the shares authorized for issuance under the Toys "R" Us, Inc. 1995 Employee Stock Option Plan (the "1995 Plan").

                                    EXPLANATORY NOTE


               Pursuant to General Instruction C of Form S-8, this Registration Statement contains a prospectus meeting the requirements of Part I of Form S-3 relating to reofferings by certain persons of shares of common stock, par value $.10 per share (the "Common Stock"), of Toys "R" Us, Inc. to be acquired pursuant to the 1994 Plan.

                                        PART II

                      INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


               Item 3.  Incorporation of Documents By Reference.
               -------  ----------------------------------------
             The following documents which have been or will in the future be filed by Toys "R" Us, Inc., a Delaware corporation (the "Company"), with the Securities and Exchange Commission (the "Commission") are incorporated in this Registration Statement by reference:

             1. The Company's Annual Report on Form 10-K for the fiscal year ended January 28, 1995, filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), which contains certified financial statements for the Company's fiscal year ended January 28, 1995.

             2. The Company's Quarterly Reports on Form 10-Q for the quarters ended April 29, 1995 and July 29, 1995, filed pursuant to Section 13(a) or 15(d) of the Exchange Act.

             3. The Company's Notice of Annual Meeting of Stockholders and Proxy Statement for its Annual Meeting of Stockholders held on June 7, 1995, filed pursuant to Section 14 of the Exchange Act.

             4. The description of the Common Stock contained in Item 1 of the Company's Registration Statement on Form 8-A filed with the Commission on June 13, 1979 pursuant to Section 12 of the Exchange Act, including any amendments or reports filed for the purpose of updating such description.

               All reports and other documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in and to be a part of this Registration Statement from the date of filing of such reports and documents.

               Item 4.  Description of Securities.
               -------  --------------------------
               Not Applicable.

               Item 5.  Interests of Named Experts and Counsel.
               -------  ---------------------------------------
Legal Opinion.
--------------
               The legality of the shares of Common Stock being registered hereby is being passed upon by Schulte Roth & Zabel, 900 Third Avenue, New York, New York 10022, counsel for the Company. Andre Weiss, a member of Schulte
Roth & Zabel, is the Secretary of the Company.

Experts.
--------
               The consolidated financial statements of Toys "R" Us, Inc. and subsidiaries incorporated by reference in the Company's Annual Report (Form 10-K) for the year ended January 28, 1995 have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon incorporated by reference therein and incorporated herein by reference. Such financial statements are, and audited financial statements to be included in subsequently filed documents will be, incorporated herein in reliance upon the reports of Ernst & Young LLP pertaining to such financial statements (to the extent covered by consents filed with the Securities and Exchange Commission) given upon the authority of such firm as experts in accounting and auditing.

               Item 6.        Indemnification of Directors and Officers.
               -------        ------------------------------------------
Limitation of Directors' Liability.
-----------------------------------
               The Delaware General Corporation Law ("DGCL") provides that a corporation's certificate of incorporation may include a provision limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. However, no such provision can eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or knowing violation of the law, (iii) under Section 174 of the DGCL, which relates to liability for unlawful payments of dividends or unlawful stock repurchases or redemptions, (iv) for any transaction from which the director derived an improper personal benefit, or (v) for any act or omission prior to the adoption of such a provision in the certificate of incorporation. The Company's Restated Certificate of Incorporation contains a provision eliminating the personal liability for monetary damages of its directors to the full extent permitted under the DGCL.

Indemnification and Insurance.
------------------------------
               The DGCL contains provisions setting forth conditions under which a corporation may indemnify its directors and officers. The Company's
Restated Certificate of Incorporation provides that a director or officer who is a party to any action, suit or proceeding shall be entitled to be indemnified by the Company to the extent permitted by the DGCL against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement incurred by such director or officer in connection with such action, suit or proceeding. The Company has entered into indemnification agreements with each of its directors and intends to enter into indemnification agreements with each of its future directors. Pursuant to such indemnification agreements, the Company has agreed to indemnify its directors against certain liabilities, including any liabilities arising out of this Registration Statement. The Company maintains a standard form of officers' and directors' liability insurance policy which provides coverage to the officers and directors of the Company for certain liabilities.

               Item 7.  Exemption from Registration Claimed.
               -------  ------------------------------------
               Not Applicable.

               Item 8.  Exhibits.
               -------  ---------
               The following is a complete list of exhibits filed as a part of this Registration Statement:

               Exhibit No.                   Document
               -----------                   --------
                       4.1                   Toys "R" Us, Inc. 1994 Stock
                                             Option and Performance Incentive
                                             Plan, as amended

                       4.2                   Toys "R" Us, Inc. 1995 Employee
                                             Stock Option Plan

                       5 Opinion of Schulte Roth & Zabel re legality of original issuance of shares of Common Stock being registered

               Exhibit No.                   Document
               -----------                   --------
                       23.1                  Consent of Ernst & Young LLP

                       23.2 Consent of Schulte Roth & Zabel (included in Exhibit 5)

                       24 Powers of Attorney (see pages II-1 and II-2 of this Registration
                                             Statement)


               Item 9.        Undertakings.
               -------        -------------
               A.      To Update Annually.
                       -------------------
               The undersigned registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                       (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                       (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                       (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

               provided, however, that paragraphs (A)(1)(i) and (A)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement;

               (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

               B.      Incorporation of Subsequent Exchange Act Documents
                       by Reference.
                       --------------------------------------------------
               The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               C. Indemnification of Officers and Directors.
                  ------------------------------------------
               Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemni-fication against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is as-serted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

REOFFER
PROSPECTUS
----------
                                        TOYS "R" US, INC.
                                          461 From Road
                                   Paramus, New Jersey  07652
                                  Telephone No. (201) 262-7800
                                     _______________________

                             Common Stock, par value $.10 per share
                                        15,000,000 Shares
                                     ______________________



               This Prospectus relates to the subsequent resale or offer for sale on the New York Stock Exchange, or otherwise, of shares of Common Stock, par value $.10 per share ("Common Stock"), of Toys "R" Us, Inc., a Delaware corporation (the "Company"), which may be acquired by certain persons who may be deemed affiliates of the Company pursuant to the purchase by them of shares of Common Stock upon the exercise of options and other awards granted to them under the Company's 1994 Stock Option and Performance Incentive Plan (the "1994 Plan"). In connection with such resales or offers for sale, such persons and the brokers through whom such shares may be sold may be deemed to be "underwriters" as that term is defined in Section 2(11) of the Securities Act of 1933, as amended (the "Securities Act"). The Company will not receive any of the proceeds from the sale of the shares offered hereby. All expenses incurred in connection with the registration under the Securities Act and the offering of the securities hereby will be borne by the Company, but all selling and other expenses incurred by an individual Registered Stockholder (as defined herein) will be borne by such Registered Stockholder.


                     THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED
                        BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS
                           THE COMMISSION PASSED UPON THE ACCURACY OR
                                ADEQUACY OF THIS PROSPECTUS.  ANY
                                 REPRESENTATION TO THE CONTRARY
                                     IS A CRIMINAL OFFENSE.



               No person has been authorized to give any information or to make any representations, other than as contained herein, in connection with the offer contained in this Prospectus, and, if given or made, such information or representations must not be relied upon. This Prospectus does not constitute an offer to sell or solicitation of an offer to buy any of the securities offered hereby in any state to any person to whom it is unlawful to make such offer or solicitation.


                        The date of this Prospectus is November 16, 1995.

                                 AVAILABLE INFORMATION

              The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports and other information with the Securities and Exchange Commission (the "Commission") which may be inspected and copied at the public reference facilities maintained by the Commission located at Judiciary Plaza, 450 Fifth Street, N.W., Room 1024, Washington, D.C., 20549, and at the regional offices of the Commission located at 7 World Trade Center, 13th Floor, New York, New York 10048, and at the Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60651. Copies of such material can also be obtained at prescribed rates from the Public Reference Section of the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549. The Common Stock is listed on the New York Stock Exchange. Reports, proxy statements, information statements and other information concerning the Company can be inspected at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

               A copy of any document incorporated by reference in the Registration Statement (not including exhibits to the information that is incorporated by reference unless such exhibits are specifically incorporated by reference into the information that the Registration Statement incorporates) of which this Prospectus forms a part but which is not delivered with this Prospectus will be provided by the Company without charge to any person to whom this Prospectus has been delivered, upon the oral or written request of such person. Such requests should be directed to Louis Lipschitz, Senior Vice President - Finance and Chief Financial Officer, Toys "R" Us, Inc., 461 From Road, Paramus, New Jersey 07652, telephone number (201) 262-7800.


                                   THE COMPANY

               The Company is the world's largest children's specialty retail chain in terms of both sales and earnings. At October 28, 1995, the Company operated 629 toy stores in the United States, 330 international toy stores and 212 Kids "R" Us children's clothing stores. The Company was incorporated in 1928 under the laws of the State of Delaware and has executive offices located at 461 From Road, Paramus, New Jersey 07652, telephone number (201) 262-7800. The Common Stock is listed on the New York Stock Exchange under the symbol "TOY".


                                   THE OFFERING

               This Reoffer Prospectus relates to shares of Common Stock which may be acquired by certain key employees (the "Registered Stockholders") of the Company, each of whom may be deemed to be "affiliates" of the Company, pursuant to the exercise of options and other awards granted to such persons under the 1994 Plan. The address of each Registered Stockholder is c/o Toys "R" Us, Inc., 461 From Road, Paramus, New Jersey 07652.

               The following table sets forth certain information with respect to the Registered Stockholders:

                                                  Number of        Number of           Number of
                                                    Shares        Shares to be        Shares to be
                                                 Beneficially     Acquired Under       Owned After
Registered            Position with              Owned as of    the 1994 Plan and     Exercises and
Stockholder           the Company                10/28/95 (1)   Offered Hereby (2)        Sales
Michael Goldstein     Vice Chairman of the          695,681            208,430           662,251
                      Board and Chief
                      Executive Officer

Robert C. Nakasone    President and Chief           798,385            237,901           735,484
                      Operating Officer

Roger V. Goddu        Executive Vice                303,823            402,800           106,023
                      President - General
                      Merchandise Manager

Louis Lipschitz       Senior Vice President -       155,644            153,230            69,244
                      Finance and Chief
                      Financial Officer;
                      Assistant Secretary

Richard Markee        Vice President -              170,464            227,800            22,664
                      President of Kids "R"
                      Us

Gregory R. Staley     Vice President -              137,867             99,800            38,067
                      President of Toys "R"
                      Us International

Joseph J. Lombardi    Vice President -                 -0-              25,000              -0-
                      Controller



(1) Includes, among other things, shares of Common Stock underlying options and other awards granted to each Registered Stockholder under the 1994 Plan only to the extent that such options and other awards are exercisable as of, or within 60 days of, October 28, 1995.

(2) Represents all shares of Common Stock underlying options and other awards granted under the 1994 Plan to each Registered
            Stockholder, whether or not exercisable as of, or within 60 days of, October 28, 1995.


               None of the Registered Stockholders owned more than one percent of the Common Stock outstanding as of October 28, 1995.

               Shares of Common Stock covered by this Reoffer Prospectus may be offered and sold from time to time by the Registered Stockholders through brokers on the New York Stock Exchange or otherwise, at the prices prevailing at the time of such sales. To the Company's knowledge, no specific brokers or dealers have been designated by the Registered Stockholders nor has any agreement been entered into in respect of brokerage commissions or for the exclusive or coordinated sale of any securities which may be offered pursuant to this Reoffer Prospectus. The Registered Stockholders and any broker or other person through whom sales are made by the Registered Stockholders may be regarded as "underwriters" within the meaning of the Securities Act although the Registered Stockholders disclaim such status, and their compensation may be regarded and underwriters' compensation.

               The Company will not receive any of the proceeds from the offering hereunder. All expenses incurred in connection with the registration under the Securities Act and the offering of the securities hereby will be borne by the Company, but all selling and other expenses incurred by an individual Registered Stockholder will be borne by such Registered Stockholder.

               On October 27, 1995, the closing market price of the Common Stock, as reported by the New York Stock Exchange, was $22.13.


                         DOCUMENTS INCORPORATED BY REFERENCE

               Incorporated herein by reference and made a part hereof are:

               1. The Company's Annual Report on Form 10-K for the fiscal year ended January 28, 1995, filed pursuant to Section 13(a) or 15(d) of the Exchange Act.

               2. The Company's Quarterly Reports on Form 10-Q for the quarters ended April 29, 1995 and July 29, 1995, filed pursuant to Section 13(a) or 15(d) of the Exchange Act.

               3. The Company's Notice of Annual Meeting of Stockholders and Proxy Statement for its Annual Meeting of Stockholders held on June 7, 1995, filed pursuant to Section 14 of the Exchange Act.

               4. The description of the Company's Common Stock contained in Item 1 of the Company's Registration Statement on Form 8-A filed with the Commission on June 13, 1979 pursuant to Section 12 of the Exchange Act, including any amendments or reports filed for the purpose of updating such description.

               All of such documents are on file with the Commission. All documents subsequently filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities to be offered pursuant hereto have been sold or which deregisters all such securities then remaining unsold shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of the filing of such documents.


                                       EXPERTS

               The consolidated financial statements of Toys "R" Us, Inc. and subsidiaries incorporated by reference in the Company's Annual Report (Form 10-K) for the year ended January 28, 1995 have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon incorporated by reference therein and incorporated herein by reference. Such financial statements are, and audited financial statements to be included in subsequently filed documents will be, incorporated herein in reliance upon the reports of Ernst & Young LLP pertaining to such financial statements (to the extent covered by consents filed with the Securities and Exchange Commission) given upon the authority of such firm as experts in accounting and auditing.


                                     LEGAL MATTERS

               Certain legal matters with respect to the Common Stock being offered hereby are being passed upon by Schulte Roth & Zabel, 900 Third Avenue, New York, New York 10022, counsel for the Company. Andre Weiss, a member of Schulte Roth & Zabel, is the Secretary of the Company.

                                    INDEMNIFICATION

Limitation of Directors' Liability.
-----------------------------------
               The Delaware General Corporation Law ("DGCL") provides that a corporation's certificate of incorporation may include a provision limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. However, no such provision can eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or knowing violation of the law, (iii) under Section 174 of the DGCL, which relates to liability for unlawful payments of dividends or unlawful stock repurchases or redemptions, (iv) for any transaction from which the director derived an improper personal benefit, or (v) for any act or omission prior to the adoption of such a provision in the certificate of incorporation. The Company's Restated Certificate of Incorporation contains a provision eliminating the personal liability for monetary damages of its directors to the full extent permitted under the DGCL.

Indemnification and Insurance.
------------------------------
               The DGCL contains provisions setting forth conditions under which a corporation may indemnify its directors and officers. The Company's
Restated Certificate of Incorporation provides that a director or officer who is a party to any action, suit or proceeding shall be entitled to be indemnified by the Company to the extent permitted by the DGCL against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement incurred by such director or officer in connection with such action, suit or proceeding. The Company has entered into indemnification agreements with each of its directors and intends to enter into indemnification agreements with each of its future directors. Pursuant to such indemnification agreements, the Company has agreed to indemnify its directors against certain liabilities, including any liabilities arising out of this Registration Statement. The Company maintains a standard form of officers' and directors' liability insurance policy which provides coverage to the officers and directors of the Company for certain liabilities.

TABLE OF CONTENTS                                            TOYS "R" US, INC.

                                       Page

Available Information....               A-2                   15,000,000 Shares

The Company..............               A-2

The Offering.............               A-2

Documents Incorporated
by Reference.............               A-4
                                                                   COMMON STOCK,
Experts..................               A-4                          PAR VALUE
                                                                  $.10 PER SHARE
Legal Matters............               A-4

Indemnification..........               A-5




 Toys "R" Us, Inc. has filed
 with the Securities and Exchange
 Commission, Washington, D.C.,
 a Registration Statement under
 the Securities Act of 1933
 with respect to this Offering.
 This Prospectus omits certain                                    PROSPECTUS
 information contained in the
 Registration Statement.  The
 information omitted may be                                   November 16, 1995
 obtained from the Securities
 and Exchange Commission upon
 payment of the regular charge
 therefor.

                                     SIGNATURES

               Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Paramus, State of New Jersey, on this 16th day of November, 1995.


                                             TOYS "R" US, INC.


                                             By:  /s/ Louis Lipschitz
                                                    Louis Lipschitz
                                                    Senior Vice President -
                                                    Finance and Chief
                                                    Financial Officer


                                  POWER OF ATTORNEY


               The Registrant and each person whose signature appears below hereby appoint Michael Goldstein and Louis Lipschitz, and each of them, as their attorneys-in-fact, with full power of substitution, to execute in their names and on behalf of the Registrant and each such person, individually and in each capacity stated below, one or more amendments (including post-effective amendments) to this Registration Statement as the attorney-in-fact acting on the premise shall from time to time deem appropriate and to file any such amendment to this Registration Statement with the Securities and Exchange Commission.


               Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated, on this 16th day of November, 1995.

Name and Signature                           Title
------------------                           -----

/s/ Charles Lazarus                  Chairman of the Board
Charles Lazarus


/s/ Michael Goldstein                Vice Chairman and Chief
Michael Goldstein                    Executive Officer
                                     (Principal Executive
                                     Officer)


/s/ Robert C. Nakasone               President and Chief
Robert C. Nakasone                   Operating Officer


/s/ Louis Lipschitz                  Senior Vice President -
Louis Lipschitz                      Finance and Chief
                                     Financial Officer
                                     (Principal Financial and
                                     Accounting Officer)

/s/ Robert A. Bernhard               Director
Robert A. Bernhard

Name and Signature                           Title
------------------                           -----

/s/ Milton S. Gould                  Director
Milton S. Gould


/s/ Shirley Strum Kenny              Director
Shirley Strum Kenny


/s/ Reuben Mark                      Director
Reuben Mark


/s/ Howard W. Moore                  Director
Howard W. Moore


/s/ Norman M. Schneider              Director
Norman M. Schneider


/s/ Harold M. Wit                    Director
Harold M. Wit

                                   EXHIBIT INDEX


Exhibit No.                   Document                                   Page
-----------                   --------                                   ----
        4.1                   Toys "R" Us, Inc. 1994
                              Stock Option and Performance
                              Incentive Plan, as amended

        4.2                   Toys "R" Us, Inc. 1995 Employee
                              Stock Option Plan

        5                     Opinion of Schulte Roth & Zabel
                              re legality of original
                              issuance of shares of
                              Common Stock being
                              registered

        23.1                  Consent of Ernst & Young LLP

        23.2                  Consent of Schulte Roth & Zabel
                              (included in Exhibit 5)

        24                    Powers of Attorney (see
                              pages II-1 and II-2 of this
                              Registration Statement)